FOR IMMEDIATE RELEASE

Prologis Reports Third Quarter 2022 Earnings Results

Amid an uncertain economic backdrop, business growth indicators remain strong

SAN FRANCISCO (October 19, 2022) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the third quarter of 2022.

Net earnings per diluted share was $1.36 for the quarter compared with $0.97 for the third quarter of 2021. Core funds from operations (Core FFO)* per diluted share was $1.73 for the quarter compared with $1.04 for the same period in 2021. The third quarter of 2022 included $0.57 of net promote income, while the same period in 2021 included $0.01.

"Our record results for the quarter point to the continued strength of our business; however, given the impact of aggressive Fed tightening and the rapid change in market sentiment, we will run our company assuming an economic slowdown,” said Hamid R. Moghadam, co-founder and CEO, Prologis. “We have built our portfolio to outperform and our balance sheet to be resilient throughout cycles - we view this as a time of opportunity. We will remain patient to capitalize on growth opportunities as they emerge.”

OPERATING PERFORMANCE

Owned & Managed	3Q22	Notes
Average Occupancy	97.7%
Leases Commenced	51.0MSF	45.2MSF operating portfolio and 5.8MSF development portfolio
Retention	76.4%

Prologis Share	3Q22	Notes
Net Effective Rent Change	59.7%	All-time high; Led by U.S. at 67.0%
Cash Rent Change	38.5%
Cash Same Store NOI*	9.3%	All-time high; Led by Europe at 10.6%

DUKE PORTFOLIO EXPANDS MARKETS, CUSTOMERS AND OPPORTUNITIES

The acquisition of Duke Realty Corporation, which closed on October 3, 2022, provides Prologis with additional growth from high-quality properties and more than 500 new customers. Having completed the integration and accomplished day-one cost synergies, the company will now focus on building accretion through incremental property cash flows and Essentials income. The acquisition is not included in Prologis’ third quarter results but is factored into updated 2022 guidance.

DEPLOYMENT ACTIVITY

Prologis Share	3Q22
Acquisitions	$714M
Weighted avg stabilized cap rate (excluding other real estate)	4.2%
Development Stabilizations	$1,039M
Estimated weighted avg yield	6.1%
Estimated weighted avg margin	40.9%
Estimated value creation	$425M
% Build-to-suit	60.4%
Development Starts	$1,139M
Estimated weighted avg yield	6.3%
Estimated weighted avg margin	33.6%
Estimated value creation	$383M
% Build-to-suit	52.8%
Total Dispositions and Contributions	$129M
Weighted avg stabilized cap rate (excluding land and other real estate)	3.7%

BALANCE SHEET & LIQUIDITY

“We have significant liquidity, low leverage and investment capacity to support our operations and to allow for opportunistic investments,” said Timothy D. Arndt, chief financial officer. “Additionally, our embedded lease mark-to-market continued to expand to 62%, and we have substantially insulated our earnings and equity from foreign currency movements over the next several years.”

During the third quarter, Prologis and its co-investment ventures issued $3.1 billion of debt at a weighted average interest rate of 3.6%, and a weighted average term of 7.5 years. This activity includes $1.2 billion in green bonds. Year-to-date, Prologis and its co-investment ventures issued $10.8 billion of debt at a weighted average interest rate of 2.6% and a weighted average term of 7.0 years.

“The capital markets remain open for us, as demonstrated by our most recent green bond raise in late September,” Arndt added. “This is a testament to the hard work and discipline we have exhibited in building an industry-leading balance sheet.”

The company has maintained its leading liquidity position with approximately $5.3 billion in cash and availability on its credit facilities. As of September 30, 2022, debt as a percentage of total market capitalization was 20.7%, and the company’s weighted average interest rate on its share of total debt was 1.9% with a weighted average term of 9.6 years. In addition, the company has no significant debt maturities until 2026.

FOREIGN CURRENCY STRATEGY

Prologis hedges its exposure to foreign currency fluctuations by borrowing in the currencies in which it invests and using derivative financial instruments. As of September 30, 2022, 95% of Prologis’ equity was in USD and Core FFO* forecasted in foreign currencies for 2023, 2024, and 2025 were 99%, 98 % and 95%, respectively, hedged through derivative contracts.

2022 GUIDANCE

"While confident as ever about the resiliency of our business, we are exercising caution in the near term," said Arndt. “Accordingly, we are taking a more conservative approach in how we choose to allocate our capital, and are therefore lowering our guidance for development starts, dispositions and contributions while we closely monitor the market.”

  2022 GUIDANCE

  Earnings (per diluted share)                                    Previous                       Revised                   Change at M.P.

Net Earnings	$5.15 to $5.25	$4.25 to $4.30	(17.8)%
Core FFO*	$5.14 to $5.18	$5.12 to $5.14**	(0.6)%
Core FFO, excluding net promote income*	$4.54 to $4.58	$4.60 to $4.62	1.1%

  Operations

Average occupancy	97.25% to 97.75%	97.25% to 97.75%	- bps
Cash Same Store NOI* - PLD share	8.25% to 8.75%	8.50% to 8.75%	12.5 bps

  Strategic Capital (in millions)                                  Previous                       Revised                   Change at M.P.

Strategic Capital revenue, excluding promote revenue	$550 to $560	$535 to $545	(2.7)%
Net promote income	$460	$420	(8.7)%

  G&A (in millions)

General & administrative expenses	$315 to $320	$325 to $330	3.1%

  Capital Deployment – Prologis Share (in millions)

Development stabilizations	$2,300 to $2,600	$2,700 to $3,000	16.3%
Development starts	$4,500 to $5,000	$4,200 to $4,600	(7.4)%
Acquisitions	$1,200 to $1,700	$1,900 to $2,100	37.9%
Contributions	$1,600 to $1,900	$800 to $900	(51.4)%
Dispositions	$1,900 to $2,200	$1,300 to $1,400	(34.1)%
Net sources/(uses)	$(2,200) to $(2,600)	$(4,000) to $(4,400)	$(1,800)
Realized development gains	$750 to $850	$400 to $500	$(350)
*	This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

** The decrease in Core FFO 2022 guidance was mostly attributed to lower promote guidance.

The earnings guidance described above gives effect to the acquisition of Duke Realty Corporation that closed on October 3, 2022, as well as potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2022 relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

OCTOBER 19, 2022, CALL DETAILS
The call will take place outlook on Wednesday, October 19, 2022, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available October 19 – November 2 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13733185. The webcast replay will be posted in the Investor Relations section of www.prologis.com under "Events & Presentations."

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of September 30, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (97 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Jill Sawyer, +1 (415) 733-9526, jsawyer@prologis.com, San Francisco

Media: Jennifer Nelson, +1 (415) 733-9409, jnelson2@prologis.com, San Francisco